UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                October 23, 2001
                                (Date of earliest
                                 event reported)





Commission File            Name of Registrant; State of Incorporation; Address of       IRS Employer
Number                     Principal Executive Offices; and Telephone Number            Identification Number
---------------------      ---------------------------------------------------------    -------------------------
1-16169                    EXELON CORPORATION                                           23-2990190
                           (a Pennsylvania corporation)
                           10 South Dearborn Street - 37th Floor
                           P.O. Box 805379
                           Chicago, Illinois 60680-5379
                           (312) 394-4321

1-1839                     COMMONWEALTH EDISON COMPANY                                  36-0938600
                           (an Illinois corporation)
                           10 South Dearborn Street - 37th Floor
                           P.O. Box 805379
                           Chicago, Illinois 60680-5379
                           (312) 394-4321

1-1401                     PECO ENERGY COMPANY                                          23-0970240
                           (a Pennsylvania corporation)
                           P.O. Box 8699
                           2301 Market Street
                           Philadelphia, Pennsylvania 19101-8699
                           (215) 841-4000

Item 9. Regulation FD Disclosure

As previously announced, on October 23, 2001, Exelon Corporation conducted its Third Quarter Earnings Conference Call. Members of management participating in the call included Corbin A. McNeill, Jr., Chairman and Co-CEO, John W. Rowe, President and Co-CEO, and Ruth Ann M. Gillis, Senior Vice President and Chief Financial Officer. The call was open to all on a listen-only basis and was audio web-cast. Telephone replays will be available through October 31, 2001; the U.S. call in number is 877-519-4471, the international call-in number is 973-341-3080, and the confirmation code is 2894650. The call will also be archived on Exelon's web site, www.exeloncorp.com; please choose the Investor Relations page.

Highlights and clarifications of the call are as follows:

1.       Corporate

         Management provided additional information with respect to the earnings outlook for the year 2002, which was revised to a range of $4.45 to $4.85 per diluted share, a reduction from previous guidance of $4.95 per diluted share. The revised earnings outlook reflects the benefit of the discontinuance of goodwill amortization effective January 1, 2002. (In 2001, goodwill amortization is expected to total $151 million, or $0.47 per share). Approximately one-half of the decline in the 2002 earnings outlook, after considering the discontinuance of goodwill amortization, is attributable to Exelon Generation, one-fourth reflects lower earnings in Exelon Enterprises, and the remainder of the decline reflects lower earnings expectations in Exelon Energy Delivery and other miscellaneous factors.

         In response to questions about the use of excess cash, management indicated that its first preference is to use excess cash for generation-related acquisitions. Management stated it believes that there may be opportunities in the next year to acquire generation facilities currently under development. Management's second preference is to make an acquisition of a smaller integrated utility, provided that such an acquisition would be accretive to earnings. Management's third preference is to repurchase stock or increase the dividend. Management stated that although the stock repurchase and dividend increase alternatives are being explored and will be reviewed with the board of directors in the next few months, the company is taking a considered approach to these alternatives.

2.       Generation

         Management noted that lower market prices for electricity and lower than planned acquisition growth in its generation asset portfolio have adversely affected the earnings outlook for Exelon Generation. Although accretive acquisitions did not materialize to the extent expected in the first nine months of 2001, management stated that Exelon is currently evaluating the acquisition of generation facilities, which if successful, could be announced in the fourth quarter of 2001. In developing the revised earnings guidance, Exelon assumed around-the-clock market prices for electricity of $26 to $29 per megawatthour in 2002, depending upon the region. Approximately 40% of Exelon Generation sales are market sales, including off-peak sales. Management indicated that Exelon is reviewing whether the "rule-of-thumb" for sensitivity to changes in wholesale electricity market prices issued in November 2000 (a $1 per megawatthour change in the market price for electricity has a $0.07 earnings per share effect) is applicable under the company's new assumptions for the year 2002.

3.       Enterprises

         Management stated that it expects Exelon Enterprises earnings before interest and taxes (EBIT) for 2001 to be a loss of approximately $100 million, as compared to an expected positive EBIT of $60 million. Management further stated that it is responding to the changes in the Exelon Enterprises businesses by reducing the workforce by over 1,500 employees, halting acquisitions, and reviewing each of the businesses for possible sale. Management views the current market as unfavorable for selling these businesses, and stated it would not engage in any "fire sales". Instead, management anticipates significant efforts to achieve the merger synergies of recent Exelon Enterprises acquisitions and to improve the operating results of these businesses. Management anticipates that it may take one to two years for such improvements to be achieved and for market conditions to improve enough for considered decisions to be made to sell or retain certain of the businesses, although others may be saleable sooner. Management also anticipates Exelon Enterprises results for 2002 to be a loss of $0.07 per diluted share, with an upside potential of $0.03-$0.04 per diluted share and a downside potential of $0.06-$0.07 per diluted share, and anticipates Exelon Enterprises has a chance to break even in 2003. The anticipated financial results for Exelon Enterprises for 2002 and 2003 are subject to change should one or more businesses be sold.

 4.      Energy Delivery

         With respect to Exelon Energy Delivery, management stated that the EBIT estimate for 2001 is approximately $100 million above budget for the year, but stated that sales growth-rate assumptions for 2002 have been reduced to 0.9% and 0.6% for the ComEd and PECO Energy service territories, respectively, primarily as a reflection of the slowing economy.

                                    * * * * *

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Outlook" in Exelon's 2000 Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this report.





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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                               EXELON CORPORATION
                               COMMONWEALTH EDISON COMPANY
                               PECO ENERGY COMPANY

                               /S/  Ruth Ann Gillis
                               -----------------------------------
                               Ruth Ann Gillis
                               Senior Vice President and Chief Financial Officer Exelon Corporation


October 24, 2001